Exhibit 1.1

PEPSICO, INC.

2.250% Senior Notes due 2025
2.625% Senior Notes due 2027
2.750% Senior Notes due 2030
3.500% Senior Notes due 2040
3.625% Senior Notes due 2050
3.875% Senior Notes due 2060

TERMS AGREEMENT

March 17, 2020

To:	PepsiCo, Inc. 700 Anderson Hill Road Purchase, New York 10577

Ladies and Gentlemen:

We understand that PepsiCo, Inc., a North Carolina corporation (the “Company”), proposes to issue and sell $1,500,000,000 of its 2.250% Senior Notes due 2025 (the “2025 Notes”), $500,000,000 of its 2.625% Senior Notes due 2027 (the “2027 Notes”), $1,500,000,000 of its 2.750% Senior Notes due 2030 (the “2030 Notes”), $750,000,000 of its 3.500% Senior Notes due 2040 (the “2040 Notes”), $1,500,000,000 of its 3.625% Senior Notes due 2050 (the “2050 Notes”) and $750,000,000 of its 3.875% Senior Notes due 2060 (the “2060 Notes,” and together with the 2025 Notes, 2027 Notes, 2030 Notes, 2040 Notes and 2050 Notes, the “Underwritten Securities”) subject to the terms and conditions stated herein and in the PepsiCo, Inc. Underwriting Agreement Standard Provisions dated as of November 18, 2019 filed with the Securities and Exchange Commission on November 18, 2019 as Exhibit 1.2 to the Company’s Registration Statement on Form S-3 (File No. 333-234767) (the “Standard Provisions”). Each of the applicable provisions in the Standard Provisions (including defined terms) is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein. We, the underwriters named below (the “Underwriters”), offer to purchase, severally and not jointly, the amount of Underwritten Securities opposite our names set forth below at a purchase price equal to 99.579% of the principal amount thereof for the 2025 Notes, 99.087% of the principal amount thereof for the 2027 Notes, 99.013% of the principal amount thereof for the 2030 Notes, 98.607% of the principal amount thereof for the 2040 Notes, 98.599% of the principal amount thereof for the 2050 Notes and 97.544% of the principal amount thereof for the 2060 Notes.

	Principal Amount of
Underwriters	2025 Notes	2027 Notes	2030 Notes	2040 Notes	2050 Notes	2060 Notes
BofA Securities, Inc.	$350,000,000	$116,667,000	$350,000,000	$175,000,000	$350,000,000	$175,000,000
Citigroup Global Markets Inc.	350,000,000	116,667,000	350,000,000	175,000,000	350,000,000	175,000,000
J.P. Morgan Securities LLC	350,000,000	116,666,000	350,000,000	175,000,000	350,000,000	175,000,000
BNP Paribas Securities Corp.	75,000,000	25,000,000	75,000,000	37,500,000	75,000,000	37,500,000
Deutsche Bank Securities Inc.	75,000,000	25,000,000	75,000,000	37,500,000	75,000,000	37,500,000
HSBC Securities (USA) Inc.	75,000,000	25,000,000	75,000,000	37,500,000	75,000,000	37,500,000
Barclays Capital Inc.	45,000,000	15,000,000	45,000,000	22,500,000	45,000,000	22,500,000
BBVA Securities Inc.	45,000,000	15,000,000	45,000,000	22,500,000	45,000,000	22,500,000
TD Securities (USA) LLC	45,000,000	15,000,000	45,000,000	22,500,000	45,000,000	22,500,000
ANZ Securities, Inc.	9,000,000	3,000,000	9,000,000	4,500,000	9,000,000	4,500,000
ING Financial Markets LLC	9,000,000	3,000,000	9,000,000	4,500,000	9,000,000	4,500,000
PNC Capital Markets LLC	9,000,000	3,000,000	9,000,000	4,500,000	9,000,000	4,500,000
RBC Capital Markets, LLC	9,000,000	3,000,000	9,000,000	4,500,000	9,000,000	4,500,000
SG Americas Securities, LLC	9,000,000	3,000,000	9,000,000	4,500,000	9,000,000	4,500,000
UBS Securities LLC	9,000,000	3,000,000	9,000,000	4,500,000	9,000,000	4,500,000
U.S. Bancorp Investments, Inc.	9,000,000	3,000,000	9,000,000	4,500,000	9,000,000	4,500,000
Drexel Hamilton, LLC	9,000,000	3,000,000	9,000,000	4,500,000	9,000,000	4,500,000
Loop Capital Markets LLC	9,000,000	3,000,000	9,000,000	4,500,000	9,000,000	4,500,000
Samuel A. Ramirez & Company, Inc.	9,000,000	3,000,000	9,000,000	4,500,000	9,000,000	4,500,000
Total	$1,500,000,000	$500,000,000	$1,500,000,000	$750,000,000	$1,500,000,000	$750,000,000

The Underwriters agree to reimburse the Company for $4,987,500 of its expenses incurred in connection with the offering of the Underwritten Securities; such reimbursement to occur simultaneously with the purchase and sale of the Underwritten Securities at the Closing Time.

Section 9(f) of the Standard Provisions shall apply to this Agreement.

For purposes of Section 21 of the Standard Provisions, the identified provisions are: (i) the fifth paragraph of text under the caption “Underwriting” in such preliminary prospectus, Time of Sale Prospectus and the Prospectus; (ii) the third sentence of the seventh paragraph of text under the caption “Underwriting” in such preliminary prospectus, Time of Sale Prospectus and the Prospectus; (iii) the eighth paragraph of text under the caption “Underwriting” in such preliminary prospectus, Time of Sale Prospectus and the Prospectus; and (iv) the tenth and eleventh paragraphs of text under the caption “Underwriting” in such preliminary prospectus, Time of Sale Prospectus and the Prospectus.

The undersigned are acting as the “Representative” under the Standard Provisions (the “Representatives”). The Representatives represent and warrant that they are duly authorized to execute and deliver this Terms Agreement on behalf of the several Underwriters named above.

The Underwritten Securities and the offering thereof shall have the following additional terms:

Issuer:	PepsiCo, Inc.
Trade Date:	March 17, 2020
Time of Sale:	5:00 p.m. New York Time on the Trade Date
Settlement Date (T+2):	March 19, 2020
Closing Time:	9:00 a.m. New York Time on the Settlement Date
Closing Location:	New York, New York
Time of Sale Prospectus:	Base prospectus dated November 18, 2019, preliminary prospectus supplement dated March 17, 2020 and free writing prospectus dated March 17, 2020
Title of Securities:	2.250% Senior Notes due 2025	2.625% Senior Notes due 2027	2.750% Senior Notes due 2030	3.500% Senior Notes due 2040	3.625% Senior Notes due 2050	3.875% Senior Notes due 2060
Aggregate Principal Amount Offered:	$1,500,000,000	$500,000,000	$1,500,000,000	$750,000,000	$1,500,000,000	$750,000,000
Maturity Date:	March 19, 2025	March 19, 2027	March 19, 2030	March 19, 2040	March 19, 2050	March 19, 2060
Interest Payment Dates:	Semi-annually on each March 19 and September 19, commencing on September 19, 2020	Semi-annually on each March 19 and September 19, commencing on September 19, 2020	Semi-annually on each March 19 and September 19, commencing on September 19, 2020	Semi-annually on each March 19 and September 19, commencing on September 19, 2020	Semi-annually on each March 19 and September 19, commencing on September 19, 2020	Semi-annually on each March 19 and September 19, commencing on September 19, 2020
Benchmark Treasury:	1.125% due February 28, 2025	1.125% due February 28, 2027	1.500% due February 15, 2030	2.375% due November 15, 2049	2.375% due November 15, 2049	2.375% due November 15, 2049
Benchmark Treasury Yield:	0.665%	0.906%	1.012%	1.654%	1.654%	1.654%
Spread to Treasury:	+160 basis points	+180 basis points	+180 basis points	+190 basis points	+200 basis points	+230 basis points
Re-offer Yield:	2.265%	2.706%	2.812%	3.554%	3.654%	3.954%
Coupon:	2.250%	2.625%	2.750%	3.500%	3.625%	3.875%
Price to Public:	99.929%	99.487%	99.463%	99.232%	99.474%	98.419%
Optional Redemption:	Prior to February 19, 2025, make-whole call at Treasury rate plus 25 basis points; par call at any time on or after February 19, 2025	Prior to January 19, 2027, make-whole call at Treasury rate plus 30 basis points; par call at any time on or after January 19, 2027	Prior to December 19, 2029, make-whole call at Treasury rate plus 30 basis points; par call at any time on or after December 19, 2029	Prior to September 19, 2039, make-whole call at Treasury rate plus 30 basis points; par call at any time on or after September 19, 2039	Prior to September 19, 2049, make-whole call at Treasury rate plus 30 basis points; par call at any time on or after September 19, 2049	Prior to September 19, 2059, make-whole call at Treasury rate plus 35 basis points; par call at any time on or after September 19, 2059

Net Proceeds to PepsiCo (Before Expenses):	$1,493,685,000	$495,435,000	$1,485,195,000	$739,552,500	$1,478,985,000	$731,580,000
Use of Proceeds:	PepsiCo intends to use the net proceeds from this offering for general corporate purposes, including the repayment of commercial paper.
Day Count Fraction:	30/360	30/360	30/360	30/360	30/360	30/360
CUSIP / ISIN:	713448 EQ7 / US713448EQ79	713448 ER5 / US713448ER52	713448 ES3 / US713448ES36	713448 ET1 / US713448ET19	713448 EU8 / US713448EU81	713448 EV6 / US713448EV64
Minimum Denomination:	$2,000 and integral multiples of $1,000
Joint Book-Running Managers:	BofA Securities, Inc. Citigroup Global Markets Inc. J.P. Morgan Securities LLC
Senior Co-Managers:	BNP Paribas Securities Corp. Deutsche Bank Securities Inc. HSBC Securities (USA) Inc. Barclays Capital Inc. BBVA Securities Inc. TD Securities (USA) LLC
Co-Managers:	ANZ Securities, Inc.
ING Financial Markets LLC
PNC Capital Markets LLC
RBC Capital Markets, LLC
SG Americas Securities, LLC
UBS Securities LLC
U.S. Bancorp Investments, Inc.
Drexel Hamilton, LLC
Loop Capital Markets LLC
Samuel A. Ramirez & Company, Inc.
Address for Notices to the Representatives:	BofA Securities, Inc. One Bryant Park New York, NY 10036 Citigroup Global Markets Inc. 388 Greenwich Street New York, NY 10013 J.P. Morgan Securities LLC 383 Madison Avenue New York, NY 10179

IN WITNESS WHEREOF, the parties hereto have executed this Terms Agreement as of the date first above written.

PEPSICO, INC.

By:	/s/ Hugh F. Johnston
	Name:	Hugh F. Johnston
	Title:	Executive Vice President and Chief Financial Officer

By:	/s/ Kenneth Smith
	Name:	Kenneth Smith
	Title:	Senior Vice President, Finance and Treasurer

CONFIRMED AND ACCEPTED, as of the date first above written:

BOFA SECURITIES, INC.
CITIGROUP GLOBAL MARKETS INC.
J.P. MORGAN SECURITIES LLC

as Representatives of the several Underwriters

By:	BOFA SECURITIES, INC.

	By:	/s/ Laurie Campbell
		Name:	Laurie Campbell
		Title:	Managing Director

By:	CITIGROUP GLOBAL MARKETS INC.

	By:	/s/ Brian D. Bednarski
		Name:	Brian D. Bednarski
		Title:	Managing Director

By:	J.P. MORGAN SECURITIES LLC

	By:	/s/ Robert Bottamedi
		Name:	Robert Bottamedi
		Title:	Executive Director

Schedule I

Time of Sale Prospectus:

1.	Preliminary Prospectus dated March 17, 2020 (including the Base Prospectus dated November 18, 2019)

2.	Any free writing prospectuses approved by the Representatives and filed by the Company under Rule 433(d) under the Securities Act

3.	Final Term Sheet dated March 17, 2020 to be filed by the Company pursuant to Rule 433 under the Securities Act setting forth certain terms of the Underwritten Securities